Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO TERM LOAN AGREEMENT

THIS FIFTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of July 7, 2016, by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the “Borrower”), REGENCY CENTERS CORPORATION, a Florida corporation (the “Parent”), each of the Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders.

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of November 17, 2011 (as amended from time to time and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the satisfaction of each of the conditions set forth in Section 2 of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a) The Credit Agreement is amended by adding the following new definitions in Section 1.1. in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Fifth Amendment” means that certain Fifth Amendment to Term Loan Agreement, dated as of the Fifth Amendment Effective Date, by and among the Borrower, the Parent, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” means July 7, 2016.

“Funding Lender” shall have the meaning given such term in Section 2.3(b).

“Overadvance Lender” shall have the meaning given such term in Section 2.3(b).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The Credit Agreement is amended by deleting the definitions of “Delayed Draw Availability Period”, “Delayed Draw Term Loan” and “Delayed Draw TL Commitment” in their entirety from Section 1.1.

(c) The Credit Agreement is further amended by replacing the table set forth in the definition of “Applicable Margin” in Section 1.1. with the following:

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A–/A3 (or equivalent) or better	0.900%	0.000%
2	BBB+/Baa1 (or equivalent)	0.950%	0.000%
3	BBB/Baa2 (or equivalent)	1.100%	0.100%
4	BBB–/Baa3 (or equivalent)	1.350%	0.350%
5	Lower than BBB–/Baa3 (or equivalent) or unrated	1.750%	0.750%

(d) The Credit Agreement is further amended by restating the following definitions of “Base Rate”, “Commitment”, “Defaulting Lender”, “Initial Term Loan”, “Initial Term Loan Commitment”, “Loan”, “Maturity Date” and “Regulatory Change” set forth in Section 1.1. in their entireties as follows:

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the greater of (a) the Federal Funds Rate plus one and one-half of one percent (1.50%) and (b) zero.

“Commitment” means, as to each Lender, such Lender’s Initial Term Loan Commitment and any Additional Term Loan Commitment.

“Defaulting Lender” means, subject to Section 3.9.(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Initial Term Loan” means the Loans made by the Lenders to the Borrower pursuant to Section 2.1. on and after the Initial Funding Date and prior to the Fifth Amendment Effective Date and the additional Loan made by the Lenders to the Borrower pursuant to Section 2.1 on the Fifth Amendment Effective Date.

“Initial Term Loan Commitment” means, as to each Lender, such Lender’s obligation to make Initial Term Loans on the Initial Funding Date and/or the Fifth Amendment Effective Date, as applicable, pursuant to Section 2.1, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Initial Term Loan Commitment”.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1. and/or Section 2.13., and shall include the Initial Term Loans and any Additional Term Loan.

“Maturity Date” means January 5, 2022.

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

(e) The Credit Agreement is further amended by restating Section 2.1. in its entirety to read as follows:

Section 2.1. Term Loans.

Prior to the Fifth Amendment Effective Date, the Lenders advanced one or more Initial Term Loans to the Borrower in an original principal amount of $165,000,000, all of which remain outstanding as of the date hereof. Subject to the terms and conditions set forth in the Fifth Amendment, on the Fifth Amendment Effective Date, each Lender severally and not jointly agrees to make an additional Initial Term Loan to the Borrower in the principal amount set forth for such Lender on Schedule I as such Lender’s “Fifth Amendment Date Initial Term Loans”. Upon the funding by each Lender of its additional Initial Term Loan on the Fifth Amendment Effective Date, the Initial Term Loan Commitment of such Lender shall terminate whether or not the full amount of the Initial Term Loan Commitments are funded on such date.

(f) The Credit Agreement is further amended by restating Section 2.2. in its entirety to read as follows:

Section 2.2. Requests for Initial Term Loans on the Fifth Amendment Effective Date.

The Borrower shall give the Administrative Agent a Notice of Borrowing requesting that the Lenders make Initial Term Loans on the Fifth Amendment Effective Date. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Upon receipt of written notification from the Borrower of the requested funding date for the Initial Term Loans described in such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender.

(g) The Credit Agreement is further amended by amending clauses (a) and (b) of Section 2.3. in their entirety to read as follows:

(a) Initial Term Loan Funding. Each Lender shall deposit an amount equal to the Initial Term Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 12:00 noon Eastern time on the Initial Funding Date or the Fifth Amendment Effective Date, as applicable. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified by the Borrower in the Transfer Authorizer Designation Form, not later than 3:00 p.m. Eastern time on the Initial Funding Date or the Fifth Amendment Effective Date, as applicable, the proceeds of such amounts received by the Administrative Agent. The Borrower may not reborrow any portion of the Initial Term Loans once repaid.

(b) Reallocation and Assignments on the Fifth Amendment Effective Date. If any Lender (each an “Overadvance Lender”) holds Initial Term Loans immediately prior to the Fifth Amendment Effective Date in an aggregate outstanding principal amount which exceeds the Initial Term Loan Commitment of such Overadvance Lender (as of the Fifth Amendment Effective Date), Initial Term Loans of such Overadvance Lender in an amount equal to such excess shall be reallocated to the Lenders (each a “Funding Lender”) who are funding Initial Term Loans on the Fifth Amendment Effective Date (as identified on Schedule I) pro rata in accordance with the amount of the “Fifth Amendment Date Initial Term Loans” (as identified on Schedule I) to be funded by such Funding Lenders on the Fifth Amendment Effective Date. In order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Overadvance Lender to each Funding Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). Each Funding Lender shall make full cash settlement with each corresponding Overadvance Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

(h) The Credit Agreement is further amended by restating Section 2.4. in its entirety to read as follows:

Section 2.4. Intentionally Omitted.

(i) The Credit Agreement is further amended by restating Section 2.12. in its entirety to read as follows:

Section 2.12. Intentionally Omitted.

(j) The Credit Agreement is further amended by restating the first sentence of Section 2.13. in its entirety to read as follows:

The Borrower shall have the right at any time and from time to time during the period beginning on the Fifth Amendment Effective Date to but excluding the

Maturity Date to request the establishment of one or more term loan commitments (the “Additional Term Loan Commitments”) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that the aggregate amount of all Additional Term Loan Commitments shall not exceed $235,000,000.

(k) The Credit Agreement is further amended by restating Section 3.2. in its entirety as follows:

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) the making of any Additional Term Loans under Section 2.13. shall be made by the Additional Term Loan Lenders, pro rata according to the amount of their respective Additional Term Loan Commitments; (b) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on the Loans shall be made for the account of the Lenders, as applicable, pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous.

(l) The Credit Agreement is further amended by (i) deleting clause (b) in Section 3.5. and (ii) renumbering clause (c) of Section 3.5. as a new clause (b) thereof.

(m) The Credit Agreement is further amended by restating Section 3.9(c) in its entirety to read as follows:

(c) [Intentionally Omitted].

(n) The Credit Agreement is further amended by restating Section 4.1.(a) in its entirety to read as follows:

(a) Capital Adequacy. If any Lender or any Participant determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued or taking effect after the Agreement Date (including any Regulatory Change and, for the avoidance of doubt, giving effect to the last sentence of the definition thereof) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.

(o) The Credit Agreement is further amended by restating Section 4.6 in its entirety to read as follows:

Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) any Lender has become a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment and/or Loan, as the case may be, to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

(p) The Credit Agreement is further amended by restating Section 7.13.(a)(i) in its entirety to read as follows:

(i) such Person Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of (1) the Parent; (2) the Borrower; (3) any other Subsidiary of the Parent, the Borrower or any other Person (except (x) in the case of an Unconsolidated Affiliate Guaranteeing, or otherwise becoming obligated in respect of, Indebtedness of another Unconsolidated Affiliate and (y) in the case of an Excluded Subsidiary Guaranteeing, or otherwise becoming obligated in respect of, Indebtedness of another Excluded Subsidiary); or

(q) The Credit Agreement is hereby further amended by adding the following new Section 12.21.:

Section 12.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

To the extent not prohibited by Applicable Law, each Lender shall notify the Borrower, Parent and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action could be reasonably be expected to be asserted against such Lender).

(r) The Credit Agreement is further amended by amending and restating Schedule I thereof in its entirety to read as set forth on Schedule I hereto.

(s) The Credit Agreement is further amended by amending and restating Exhibit C thereof in its entirety to read as set forth on Exhibit C hereto.

(t) The Credit Agreement is further amended by amending and restating Exhibit G thereof in its entirety to read as set forth on Exhibit G hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and each of the Lenders;

(b) amended and restated Notes or new Notes executed by the Borrower payable to each applicable Lender, other than any Lender that has requested that it not receive a Note, and complying with the terms of Section 2.11. of the Credit Agreement;

(c) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(d) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(e) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(f) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(g) an opinion of Foley & Lardner LLP, counsel to the Parent and the other Loan Parties, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to Administrative Agent;

(h) a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending March 31, 2016;

(i) evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(j) the Parent, the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(k) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. The Borrower and the Parent represent and warrant to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Borrower and the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent enforceable against the Borrower and the Parent in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by each of the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent, or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower, the Parent, or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent, or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower and Parent. Each of the Parent and the Borrower hereby reaffirms that the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

Section 5. Reaffirmation of Guaranty by Parent. The Parent hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Parent thereunder.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Additional Arrangers and Agents. The parties hereby acknowledge the appointment of each of Regions Capital Markets, a division of Regions Bank, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association as joint lead arrangers in respect of the arrangement and syndication of the Loans made available on the Fifth Amendment Effective Date. In addition, Regions Bank, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association shall replace the existing syndication agent under the Credit Agreement as syndication agents and PNC Bank and Branch Banking and Trust Company shall replace the existing documentation agents under the Credit Agreement as documentation agents.

Section 13. New Lender. Upon the effectiveness of this Amendment, Branch Banking and Trust Company, as a new Lender (the “New Lender”), agrees that it shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents and agrees to fund the Initial Term Loans on the Fifth Amendment Effective Date as set forth in Section 2.1 of the Credit Agreement (as modified by this Amendment). The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) subject to the approval of the Administrative Agent as evidenced by its signature to this Amendment, it meets all the requirements to be an Eligible Assignee, (C) from and after the effectiveness of this Amendment, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to make Initial Term Loans and either it, or the Person exercising discretion in making its decision to make Initial Term Loans, is experienced in making loans of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 or 8.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to make Initial Term Loans, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement and to provide its Initial Term Loans, and (G) it has provided all documentation required to be delivered by it pursuant to the terms of the Credit Agreement to the Administrative Agent, duly completed and executed by it; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 14. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement as amended by this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Term Loan Agreement to be executed as of the date first above written.

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its sole general partner

By:	/s/ Patrick Johnson
Name: Patrick Johnson Title: Vice President

REGENCY CENTERS CORPORATION

By:	/s/ Patrick Johnson
Name: Patrick Johnson Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Matthew Ricketts
Name: Matthew Ricketts Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

REGIONS BANK, as a Lender

By:	/s/ John Fulton
Name: John Fulton Title: AVP

[Signatures Continued on Next Page]

[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

SUNTRUST BANK, as a Lender

By:	/s/ Danny Stover
Name: Danny Stover Title: Senior Vice President

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ J. Lee Hord
Name: J. Lee Hord Title: Senior Vice President

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Brad Bowen
Name: Brad Bowen Title: Vice President

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steve Potting
Name: Steve Potting Title: Vice President

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Asad Rafiq
Name: Asad Rafiq Title: Vice President

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

JP MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Mohammad S. Hasan
Name: Mohammad S. Hasan Title: Executive Director

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
Name: Rina Kansagra Title: Authorized Signatory

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[Signature Page to Fifth Amendment to Term Loan Agreement for Regency Centers, LP.]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ William G. Karl
Name: William G. Karl Title: Executive Officer

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MIZUHO BANK (USA), as a Lender

By:	/s/ John Davies
Name: John Davies Title: Director

SCHEDULE I

Commitments

Lender	Initial Term Loan Commitment	Outstanding Initial Term Loan Amount	Fifth Amendment Date Initial Term Loans
Wells Fargo Bank, National Association	$40,000,000	$37,500,000	$2,500,000
Regions Bank	$33,000,000	$18,000,000	$15,000,000
SunTrust Bank	$33,000,000	$18,000,000	$15,000,000
U.S. Bank National Association	$33,000,000	$18,000,000	$15,000,000
Branch Banking and Trust Company	$25,500,000		$25,500,000
PNC Bank, National Association	$25,500,000	$30,000,000	-$(4,500,000)*
Bank of America, N.A.	$15,000,000	$9,500,000	$5,500,000
JPMorgan Chase Bank, N.A.	$15,000,000	$9,500,000	$5,500,000
Royal Bank of Canada	$15,000,000	$9,500,000	$5,500,000
Sumitomo Mitsui Banking Corporation	$15,000,000	$8,000,000	$7,000,000
Mizuho Bank (USA)	$15,000,000	$7,000,000	$8,000,000
Total:	$265,000,000.00	$165,000,000.00	$100,000,000.00

*$4,500,000 of PNC Bank, National Association’s Initial Term Loan will be reallocated and assigned in accordance with Section 2.3(b) of the Credit Agreement.

EXHIBIT C

FORM OF NOTICE OF BORROWING

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N9303-110

608 Second Avenue S., 11th Floor

Minneapolis, Minnesota 55402-1916

Attn: Kimberly Perreault

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of November 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2. of the Credit Agreement, the Borrower hereby requests that the Lenders make the Initial Term Loans to the Borrower in an aggregate principal amount equal to $100,000,000.00.

2.	The Borrower requests that such Loans be made available to the Borrower on the Fifth Amendment Effective Date.

3.	The Borrower hereby requests that such Loans be of the following Type:

LIBOR Loan, with an initial Interest Period for a duration of one month.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and after making such Loans, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Loans are made.

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its general partner

By:
Name:
Title:

EXHIBIT G

FORM OF NOTE

INITIAL TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P. (the “Borrower”) hereby unconditionally promises to pay to the order of                          (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                          AND             /100 DOLLARS ($                        ), or such lesser amount as may be the then outstanding and unpaid balance of the Initial Term Loan made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Initial Term Loan Note (this “Note”) is one of the “Notes” referred to in the Term Loan Agreement dated as of November 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Initial Term Loan by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Initial Term Loan Note under seal as of the date written above.

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its general partner

By:
Name:
Title: